Exhibit 99.1

Press Release — For Immediate Release
January 29, 2024

Penns Woods Bancorp, Inc. Reports Fourth Quarter and Year Ended 2023 Earnings

Williamsport, PA — January 29, 2024 - Penns Woods Bancorp, Inc. (NASDAQ: PWOD)

Penns Woods Bancorp, Inc. achieved net income of $16.6 million for the twelve months ended December 31, 2023, resulting in basic and diluted earnings per share of $2.34.

Highlights

•Net income, as reported under GAAP, for the three and twelve months ended December 31, 2023 was $5.6 million and $16.6 million, compared to $4.5 million and $17.4 million for the same periods of 2022. Results for the three and twelve months ended December 31, 2023 compared to 2022 were impacted by a decrease in net interest income of $1.6 million and $2.8 million, respectively, as interest expense increased significantly due to the velocity and magnitude of the rate increases enacted by the Federal Open Market Committee ("FOMC"). In addition, results were impacted by a decrease in after-tax securities losses of $17,000 (from a loss of $31,000 to a loss of $14,000) for the three month period and a decrease in after-tax securities losses of $147,000 (from a loss of $288,000 to a loss of $141,000) for the twelve month period. Bank-owned life insurance income increased due to a gain on death benefit of $380,000 during the twelve months ended December 31, 2023. The sale of a former branch property resulted in an after-tax gain of $117,000 for the twelve month period ended December 31, 2023, while an after-tax loss of $201,000 related to a branch closure negatively impacted the same period of 2022.

•The provision for credit losses decreased $2.3 million for the three months ended December 31, 2023 and decreased $3.4 million for the twelve months ended December 31, 2023 to a recovery of $1.7 million and $1.5 million, respectively, compared to a provision of $575,000 and $1.9 million for the 2022 periods. The decrease for the three and twelve month periods was due primarily to a recovery on a commercial loan which positively affected the historical loss rates, and the payoff of a nonperforming commercial loan.

•Basic and diluted earnings per share for the three and twelve months ended December 31, 2023 were $0.77 and $2.34, respectively, compared to basic and diluted earnings per share of $0.64 and $2.47 for the three and twelve month periods ended December 31, 2022.

•Annualized return on average assets was 1.02% for three months ended December 31, 2023, compared to 0.92% for the corresponding period of 2022. Annualized return on average assets was 0.79% for the twelve months ended December 31, 2023, compared to 0.90% for the corresponding period of 2022.

•Annualized return on average equity was 12.60% for the three months ended December 31, 2023, compared to 10.92% for the corresponding period of 2022. Annualized return on average equity was 9.84% for the twelve months ended December 31, 2023, compared to 10.73% for the corresponding period of 2022.

Net Income

Net income from core operations (“core earnings”), which is a non-generally accepted accounting principles (GAAP) measure of net income excluding net securities gains or losses, was $5.6 million and $16.7 million for the three and twelve months ended December 31, 2023 compared to $5.1 million and $18.2 million for the same periods of 2022. Basic and diluted core earnings per share (non-GAAP) for the three and twelve months ended December 31, 2023 were $0.77 and $2.36, respectively, while basic and diluted core earnings per share for the same periods of 2022 were $0.71 and $2.58. Annualized core return on average assets and core return on average equity (non-GAAP) were 1.02% and 12.63% for the three months ended December 31, 2023, compared to

1.04% and 12.25% for the corresponding periods of 2022. Core return on average assets and core return on average equity (non-GAAP) were 0.79% and 9.93% for the twelve months ended December 31, 2023 compared to 0.94% and 11.22% for the corresponding periods of 2022. A reconciliation of the non-GAAP financial measures of core earnings, core return on assets, core return on equity, and core earnings per share described in this press release to the comparable GAAP financial measures is included at the end of this press release.

Net Interest Margin

The net interest margin for the three and twelve months ended December 31, 2023 was 2.73% and 2.80%, compared to 3.42% and 3.24% for the corresponding periods of 2022. The decrease in the net interest margin for the three and twelve month periods was driven by an increase in the rate paid on interest-bearing liabilities of 215 and 197 basis points ("bps"), respectively. The FOMC rate increases during 2022 and 2023 contributed to the increases in rate paid on interest-bearing liabilities as the rate paid on short-term borrowings increased 165 bps and 192 bps for the three and twelve month periods ended December 31, 2023 compared to the same periods of 2022. Short-term borrowings increased in volume and rate paid as this funding source was utilized to provide funding for the growth in the loan portfolio, resulting in an increase of $1.3 million and $7.4 million, respectively, in expense for the three and twelve month periods ended December 31, 2023 compared to the same periods of 2022. The rate paid on interest-bearing deposits increased 207 and 168 bps for the three and twelve month periods ended December 31, 2023 compared to the corresponding periods of 2022 due to the FOMC rate actions and an increase in competition for deposits. The rates paid on time deposits significantly contributed to the increase in funding costs as rates paid for the three and twelve month periods ended December 31, 2023 compared to the same periods of 2022 increased 324 bps and 282 bps, respectively, as deposit gathering campaigns initiated in the latter part of 2022 continued throughout 2023. In addition, brokered deposits have been utilized to assist with the funding of the loan portfolio growth and contributed to the increase in time deposit funding costs. Partially offsetting the increase in funding cost was an increase in the yield on interest-earning assets and growth in the average balance of the earning assets portfolio compared to the same periods in 2022. The average loan portfolio balance increased $220.6 million and $263.7 million for the three and twelve month periods as the average yield on the portfolio increased 96 and 81 bps for the same periods. The three and twelve month periods ended December 31, 2023 were impacted by an increase of 81 and 94 bps in the yield earned on the securities portfolio as legacy securities matured with the funds reinvested at higher rates.

Assets

Total assets increased to $2.2 billion at December 31, 2023, an increase of $204.7 million compared to December 31, 2022.  Net loans increased $204.2 million to $1.8 billion at December 31, 2023 compared to December 31, 2022, as continued emphasis was placed on commercial loan growth coupled with growth in indirect auto lending. The investment portfolio increased $2.4 million from December 31, 2022 to December 31, 2023 as restricted investment in bank stock increased $5.2 million resulting from the requirement to hold additional stock in the Federal Home Loan Bank of Pittsburgh ("FHLB") due to an increase in the level of borrowings from the FHLB. The increase in total borrowings of $142.4 million to $398.5 million at December 31, 2023 was utilized to provide funding for the growth in the loan portfolio.

Non-performing Loans

The ratio of non-performing loans to total loans ratio decreased to 0.17% at December 31, 2023 from 0.30% at December 31, 2022, as non-performing loans decreased to $3.1 million at December 31, 2023 from $4.9 million at December 31, 2022. The majority of non-performing loans involve loans that are either in a secured position and have sureties with a strong underlying financial position or have been classified as individually evaluated loans that have a specific allocation recorded within the allowance for credit losses. Net loan recoveries of $525,000 for the twelve months ended December 31, 2023 impacted the allowance for credit losses, which was 0.62% of total loans at December 31, 2023 compared to 0.95% at December 31, 2022 (prior to the adoption of CECL).

Deposits

Deposits increased $33.0 million to $1.6 billion at December 31, 2023 compared to December 31, 2022. Noninterest-bearing deposits decreased $47.9 million to $471.2 million at December 31, 2023 compared to December 31, 2022.  Core deposits declined as deposits migrated from core deposit accounts into time deposits as market rates increased due to the FOMC rate increases and increased competition for deposits. Core deposit gathering efforts remained focused on increasing the utilization of electronic (internet and mobile) deposit banking by our customers. Interest-bearing deposits increased $80.9 million from December 31, 2022 to December 31, 2023 primarily due to increased utilization of brokered deposits of $116.4 million as this funding source was utilized to supplement funding loan portfolio growth, while reducing the need to draw upon available borrowing lines. A campaign to attract time deposits with a maturity of five to twenty-four months commenced during the latter part of 2022 and has continued during 2023 with current efforts centered on five to ten months.

Shareholders’ Equity

Shareholders’ equity increased $23.9 million to $191.6 million at December 31, 2023 compared to December 31, 2022.  During the twelve months ended December 31, 2023 the Company sold 420,069 shares of common stock, for net proceeds of $8.3 million, in a registered at-the-market offering. An additional 17,929 shares for net proceeds of $406,000 were issued as part of the Dividend Reinvestment Plan during the twelve months ended December 31, 2023. Accumulated other comprehensive loss of $9.2 million at December 31, 2023 decreased from a loss of $14.0 million at December 31, 2022 as a result of a decrease in net unrealized loss on available for sale securities to $6.4 million at December 31, 2023 from a net unrealized loss of $9.8 million at December 31, 2022 coupled with a decrease in loss of $1.4 million in the defined benefit plan obligation. The current level of shareholders’ equity equates to a book value per share of $25.51 at December 31, 2023 compared to $23.76 at December 31, 2022, and an equity to asset ratio of 8.69% at December 31, 2023 and 8.40% at December 31, 2022. Dividends declared for the twelve months ended December 31, 2023 and 2022 were $1.28 per share.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates sixteen branch offices providing financial services in Lycoming, Clinton, Centre, Montour, Union, and Blair Counties, and Luzerne Bank, which operates eight branch offices providing financial services in Luzerne County, and United Insurance Solutions, LLC, which offers insurance products.  Investment and insurance products are offered through Jersey Shore State Bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because these certain items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; (v) the effects of health emergencies, including the spread of infectious diseases or pandemics; or (vi) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Previous press releases and additional information can be obtained from the Company’s website at www.pwod.com.

Contact:	Richard A. Grafmyre, Chief Executive Officer
110 Reynolds Street
Williamsport, PA 17702
	570-322-1111	e-mail: pwod@pwod.com

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31,
(In Thousands, Except Share and Per Share Data)	2023	2022	% Change
ASSETS:
Noninterest-bearing balances	$28,969	$27,390	5.76%
Interest-bearing balances in other financial institutions	8,493	12,943	(34.38)%
Total cash and cash equivalents	37,462	40,333	(7.12)%

Investment debt securities, available for sale, at fair value	190,945	193,673	(1.41)%
Investment equity securities, at fair value	1,122	1,142	(1.75)%
Restricted investment in bank stock	24,323	19,171	26.87%
Loans held for sale	3,993	3,298	21.07%
Loans	1,839,764	1,639,731	12.20%
Allowance for credit losses	(11,446)	(15,637)	(26.80)%
Loans, net	1,828,318	1,624,094	12.57%
Premises and equipment, net	30,250	31,844	(5.01)%
Accrued interest receivable	11,044	9,481	16.49%
Bank-owned life insurance	33,867	34,452	(1.70)%
Investment in limited partnerships	7,815	8,656	(9.72)%
Goodwill	16,450	16,450	—%
Intangibles	210	327	(35.78)%
Operating lease right of use asset	2,512	2,651	(5.24)%
Deferred tax asset	4,655	6,868	(32.22)%
Other assets	11,843	7,640	55.01%
TOTAL ASSETS	$2,204,809	$2,000,080	10.24%

LIABILITIES:
Interest-bearing deposits	$1,118,320	$1,037,397	7.80%
Noninterest-bearing deposits	471,173	519,063	(9.23)%
Total deposits	1,589,493	1,556,460	2.12%

Short-term borrowings	145,926	153,349	(4.84)%
Long-term borrowings	252,598	102,783	145.76%
Accrued interest payable	3,814	603	532.50%
Operating lease liability	2,570	2,708	(5.10)%
Other liabilities	18,852	16,512	14.17%
TOTAL LIABILITIES	2,013,253	1,832,415	9.87%

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $5.55, 22,500,000 shares authorized; 8,019,219 and 7,566,810 shares issued; 7,508,994 and 7,056,585 shares outstanding	44,550	42,039	5.97%
Additional paid-in capital	61,733	54,252	13.79%
Retained earnings	107,238	98,147	9.26%
Accumulated other comprehensive loss:
Net unrealized loss on available for sale securities	(6,396)	(9,819)	34.86%
Defined benefit plan	(2,754)	(4,139)	33.46%
Treasury stock at cost, 510,225 shares	(12,815)	(12,815)	—%
TOTAL SHAREHOLDERS' EQUITY	191,556	167,665	14.25%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,204,809	$2,000,080	10.24%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended December 31,				Twelve Months Ended December 31,
(In Thousands, Except Share and Per Share Data)	2023	2022	% Change		2023	2022	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$23,720	$16,973	39.75%		$83,291	$58,682	41.94%
Investment securities:
Taxable	1,476	1,084	36.16%		5,346	3,634	47.11%
Tax-exempt	107	229	(53.28)%		517	823	(37.18)%
Dividend and other interest income	614	319	92.48%		2,441	1,789	36.44%
TOTAL INTEREST AND DIVIDEND INCOME	25,917	18,605	39.30%		91,595	64,928	41.07%

INTEREST EXPENSE:
Deposits	7,445	1,499	396.66%		22,131	3,690	499.76%
Short-term borrowings	2,317	978	136.91%		8,401	1,007	734.26%
Long-term borrowings	2,207	580	280.52%		6,099	2,451	148.84%
TOTAL INTEREST EXPENSE	11,969	3,057	291.53%		36,631	7,148	412.47%

NET INTEREST INCOME	13,948	15,548	(10.29)%		54,964	57,780	(4.87)%

(Recovery) provision for loan credit losses	(1,653)	575	(387.48)%		(927)	1,910	(148.53)%
Recovery for off balance sheet credit exposures	(89)	—	n/a		(552)	—	n/a
TOTAL (RECOVERY) PROVISION FOR CREDIT LOSSES	(1,742)	575	(402.96)%		(1,479)	1,910	(177.43)%

NET INTEREST INCOME AFTER (RECOVERY) PROVISION FOR CREDIT LOSSES	15,690	14,973	4.79%		56,443	55,870	1.03%

NON-INTEREST INCOME:
Service charges	533	540	(1.30)%		2,090	2,103	(0.62)%
Net debt securities losses, available for sale	(68)	(51)	(33.33)%		(193)	(219)	11.87%
Net equity securities gains (losses)	50	12	316.67%		15	(146)	110.27%
Bank-owned life insurance	171	163	4.91%		1,063	664	60.09%
Gain on sale of loans	314	226	38.94%	.	1,046	1,131	(7.52)%
Insurance commissions	113	105	7.62%		529	491	7.74%
Brokerage commissions	127	120	5.83%		575	620	(7.26)%
Loan broker income	264	324	(18.52)%		992	1,674	(40.74)%
Debit card income	333	384	(13.28)%		1,328	1,464	(9.29)%
Other	384	258	48.84%		930	931	(0.11)%
TOTAL NON-INTEREST INCOME	2,221	2,081	6.73%		8,375	8,713	(3.88)%

NON-INTEREST EXPENSE:
Salaries and employee benefits	6,284	5,846	7.49%		25,062	24,267	3.28%
Occupancy	746	700	6.57%		3,168	3,080	2.86%
Furniture and equipment	889	834	6.59%		3,392	3,288	3.16%
Software amortization	250	180	38.89%		843	840	0.36%
Pennsylvania shares tax	275	333	(17.42)%		1,082	1,452	(25.48)%
Professional fees	640	688	(6.98)%		2,953	2,434	21.32%
Federal Deposit Insurance Corporation deposit insurance	456	248	83.87%		1,578	938	68.23%
Marketing	90	255	(64.71)%		684	690	(0.87)%
Intangible amortization	25	35	(28.57)%		117	154	(24.03)%
Goodwill impairment	—	653	n/a		—	653	n/a
Other	1,342	1,479	(9.26)%		5,617	5,202	7.98%
TOTAL NON-INTEREST EXPENSE	10,997	11,251	(2.26)%		44,496	42,998	3.48%
INCOME BEFORE INCOME TAX PROVISION	6,914	5,803	19.15%		20,322	21,585	(5.85)%
INCOME TAX PROVISION	1,359	1,294	5.02%		3,714	4,163	(10.79)%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS'	$5,555	$4,509	23.20%		$16,608	$17,422	(4.67)%
EARNINGS PER SHARE - BASIC	$0.77	$0.64	20.31%		$2.34	$2.47	(5.26)%
EARNINGS PER SHARE - DILUTED	$0.77	$0.64	20.31%		$2.34	$2.47	(5.26)%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	7,255,222	7,055,181	2.84%		7,112,450	7,059,437	0.75%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	7,255,222	7,055,181	2.84%		7,112,450	7,059,437	0.75%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES
(UNAUDITED)

	Three Months Ended
	December 31, 2023			December 31, 2022
(Dollars in Thousands)	Average Balance (1)	Interest	Average Rate	Average Balance (1)	Interest	Average Rate
ASSETS:
Tax-exempt loans (3)	$68,234	$478	2.78%	$61,756	$408	2.62%
All other loans	1,760,509	23,342	5.26%	1,546,338	16,651	4.27%
Total loans (2)	1,828,743	23,820	5.17%	1,608,094	17,059	4.21%

Federal funds sold	—	—	—%	—	—	—%

Taxable securities	193,744	1,932	4.04%	167,405	1,329	3.22%
Tax-exempt securities (3)	18,041	135	3.03%	41,167	290	2.86%
Total securities	211,785	2,067	3.96%	208,572	1,619	3.15%

Interest-bearing balances in other financial institutions	11,795	158	5.31%	5,797	74	5.06%

Total interest-earning assets	2,052,323	26,045	5.04%	1,822,463	18,752	4.09%

Other assets	130,421			128,084

TOTAL ASSETS	$2,182,744			$1,950,547

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$222,740	229	0.41%	$249,793	66	0.10%
Super Now deposits	227,113	1,129	1.97%	385,060	623	0.64%
Money market deposits	293,542	2,217	3.00%	268,519	509	0.75%
Time deposits	377,516	3,870	4.07%	144,491	301	0.83%
Total interest-bearing deposits	1,120,911	7,445	2.64%	1,047,863	1,499	0.57%

Short-term borrowings	163,088	2,317	5.63%	97,585	978	3.98%
Long-term borrowings	235,998	2,207	3.71%	102,814	580	2.24%
Total borrowings	399,086	4,524	4.50%	200,399	1,558	3.09%

Total interest-bearing liabilities	1,519,997	11,969	3.12%	1,248,262	3,057	0.97%

Demand deposits	457,546			517,977
Other liabilities	28,786			19,151
Shareholders’ equity	176,415			165,157

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,182,744			$1,950,547
Interest rate spread (3)			1.92%			3.12%
Net interest income/margin (3)		$14,076	2.73%		$15,695	3.42%
1.    Information on this table has been calculated using average daily balance sheets to obtain average balances.
2.    Non-accrual loans have been included with loans for the purpose of analyzing net interest earnings.
3.    Income and rates on fully taxable equivalent basis include an adjustment for the difference between annual income from tax-exempt obligations and the taxable equivalent of such income at the standard tax rate of 21%

	Three Months Ended December 31,
	2023	2022
Total interest income	$25,917	$18,605
Total interest expense	11,969	3,057
Net interest income (GAAP)	13,948	15,548
Tax equivalent adjustment	128	147
Net interest income (fully taxable equivalent) (non-GAAP)	$14,076	$15,695

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES
(UNAUDITED)

	Twelve Months Ended
	December 31, 2023			December 31, 2022
(Dollars in Thousands)	Average Balance (1)	Interest	Average Rate	Average Balance (1)	Interest	Average Rate
ASSETS:
Tax-exempt loans (3)	$66,863	$1,849	2.77%	$55,364	$1,441	2.60%
All other loans	1,691,742	81,830	4.84%	1,439,550	57,544	4.00%
Total loans (2)	1,758,605	83,679	4.76%	1,494,914	58,985	3.95%

Federal funds sold	—	—	—%	32,863	465	1.41%

Taxable securities	189,804	7,263	3.83%	156,584	4,455	2.88%
Tax-exempt securities (3)	23,872	654	2.74%	44,301	1,042	2.38%
Total securities	213,676	7,917	3.71%	200,885	5,497	2.77%

Interest-bearing balances in other financial institutions	10,916	524	4.80%	74,401	503	0.68%

Total interest-earning assets	1,983,197	92,120	4.65%	1,803,063	65,450	3.63%

Other assets	131,704			128,213

TOTAL ASSETS	$2,114,901			$1,931,276

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$231,000	685	0.30%	$247,003	138	0.06%
Super Now deposits	276,868	4,155	1.50%	387,370	1,344	0.35%
Money market deposits	292,755	7,024	2.40%	289,820	1,105	0.38%
Time deposits	293,252	10,267	3.50%	161,982	1,103	0.68%
Total interest-bearing deposits	1,093,875	22,131	2.02%	1,086,175	3,690	0.34%

Short-term borrowings	157,140	8,401	5.36%	29,315	1,007	3.44%
Long-term borrowings	186,094	6,099	3.28%	110,027	2,451	2.23%
Total borrowings	343,234	14,500	4.23%	139,342	3,458	2.48%

Total interest-bearing liabilities	1,437,109	36,631	2.55%	1,225,517	7,148	0.58%

Demand deposits	477,828			519,189
Other liabilities	31,243			24,182
Shareholders’ equity	168,721			162,388

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,114,901			$1,931,276
Interest rate spread (3)			2.10%			3.05%
Net interest income/margin (3)		$55,489	2.80%		$58,302	3.24%
1.    Information on this table has been calculated using average daily balance sheets to obtain average balances.
2.    Non-accrual loans have been included with loans for the purpose of analyzing net interest earnings.
3.    Income and rates on fully taxable equivalent basis include an adjustment for the difference between annual income from tax-exempt obligations and the taxable equivalent of such income at the standard tax rate of 21%

	Twelve Months Ended December 31,
	2023	2022
Total interest income	$91,595	$64,928
Total interest expense	36,631	7,148
Net interest income	54,964	57,780
Tax equivalent adjustment	525	522
Net interest income (fully taxable equivalent) (non-GAAP)	$55,489	$58,302

(Dollars in Thousands, Except Per Share Data, Unaudited)	Quarter Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Operating Data
Net income	$5,555	$2,224	$4,171	$4,658	$4,509
Net interest income	13,948	13,332	13,386	14,298	15,548
(Recovery) provision for credit losses	(1,742)	1,372	(1,180)	71	575
Net security losses	(18)	(81)	(39)	(40)	(39)
Non-interest income, excluding net security losses	2,239	1,956	2,061	2,297	2,120
Non-interest expense	10,997	11,172	11,429	10,898	11,251

Performance Statistics
Net interest margin	2.73%	2.65%	2.77%	3.10%	3.42%
Annualized return on average assets	1.02%	0.41%	0.80%	0.92%	0.92%
Annualized return on average equity	12.60%	5.06%	9.53%	11.12%	10.92%
Annualized net loan (recoveries) charge-offs to average loans	(0.05)%	0.01%	(0.11)%	0.03%	0.04%
Net (recoveries) charge-offs	(209)	33	(472)	123	149
Efficiency ratio	67.78%	72.76%	73.78%	65.46%	59.79%

Per Share Data
Basic earnings per share	$0.77	$0.31	$0.59	$0.66	$0.64
Diluted earnings per share	0.77	0.31	0.59	0.64	0.64
Dividend declared per share	0.32	0.32	0.32	0.32	0.32
Book value	25.51	24.55	24.70	24.64	23.76
Common stock price:
High	23.64	27.17	27.34	27.77	26.89
Low	20.05	20.70	21.95	21.90	23.15
Close	22.51	21.08	25.03	23.10	26.62
Weighted average common shares:
Basic	7,255	7,072	7,062	7,058	7,055
Fully Diluted	7,255	7,229	7,062	7,334	7,055
End-of-period common shares:
Issued	8,019	7,620	7,574	7,570	7,567
Treasury	(510)	(510)	(510)	(510)	(510)

(Dollars in Thousands)	Quarter Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Financial Condition Data:
General
Total assets	$2,204,809	$2,176,468	$2,135,319	$2,065,143	$2,000,080
Loans, net	1,828,318	1,805,571	1,757,811	1,688,289	1,624,094
Goodwill	16,450	16,450	16,450	16,450	16,450
Intangibles	210	235	260	292	327
Total deposits	1,589,493	1,567,267	1,553,757	1,638,835	1,556,460
Noninterest-bearing	471,173	471,507	475,937	502,352	519,063
Savings	219,287	226,897	229,108	239,526	247,952
NOW	214,888	220,730	238,353	363,548	372,574
Money Market	299,353	291,889	296,957	300,273	270,589
Time Deposits	260,067	249,550	226,224	191,203	137,949
Brokered Deposits	124,725	106,694	87,178	41,933	8,333
Total interest-bearing deposits	1,118,320	1,095,760	1,077,820	1,136,483	1,037,397

Core deposits*	1,204,701	1,211,023	1,240,355	1,405,699	1,410,178
Shareholders’ equity	191,556	174,540	174,402	173,970	167,665

Asset Quality
Non-performing loans	$3,148	$3,683	$4,276	$4,766	$4,890
Non-performing loans to total assets	0.14%	0.17%	0.20%	0.23%	0.24%
Allowance for loan losses	11,446	12,890	11,592	11,734	15,637
Allowance for loan losses to total loans	0.62%	0.71%	0.66%	0.69%	0.95%
Allowance for loan losses to non-performing loans	363.60%	349.99%	271.09%	246.20%	319.78%
Non-performing loans to total loans	0.17%	0.20%	0.24%	0.28%	0.30%

Capitalization
Shareholders’ equity to total assets	8.69%	8.02%	8.17%	8.42%	8.40%

* Core deposits are defined as total deposits less time deposits and brokered deposits.

Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in Thousands, Except Per Share Data)	2023	2022	2023	2022
GAAP net income	$5,555	$4,509	$16,608	$17,422
Net securities losses, net of tax	14	31	141	288
Goodwill impairment	—	516	—	516
Non-GAAP core earnings	$5,569	$5,056	$16,749	$18,226

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Return on average assets (ROA)	1.02%	0.92%	0.79%	0.90%
Net securities losses, net of tax	—%	0.01%	—%	0.01%
Goodwill impairment	—%	0.11%	—%	0.03%
Non-GAAP core ROA	1.02%	1.04%	0.79%	0.94%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Return on average equity (ROE)	12.60%	10.92%	9.84%	10.73%
Net securities losses, net of tax	0.03%	0.08%	0.09%	0.17%
Goodwill impairment	—%	1.25%	—%	0.32%
Non-GAAP core ROE	12.63%	12.25%	9.93%	11.22%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Basic earnings per share (EPS)	$0.77	$0.64	$2.34	$2.47
Net securities losses, net of tax	—	—	0.02	0.04
Goodwill impairment	—	0.07	—	0.07
Non-GAAP basic core EPS	$0.77	$0.71	$2.36	$2.58

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Diluted EPS	$0.77	$0.64	$2.34	$2.47
Net securities losses, net of tax	—	—	0.02	0.04
Goodwill impairment	—	0.07	—	0.07
Non-GAAP diluted core EPS	$0.77	$0.71	$2.36	$2.58